Exhibit 99.3

JT POWER, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011

INDEPENDENT AUDITORS’ REPORT

To the Member

JT Power, LLC and Subsidiaries

Poway, California

We have audited the accompanying consolidated balance sheet of JT Power, LLC and Subsidiaries as of December 31, 2011, and the related consolidated statements of operations and changes in member’s equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of JT Power, LLC’s and Subsidiaries’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JT Power, LLC and Subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the consolidated financial statements, JT Power, LLC and Subsidiaries are implementing financial strategies to eliminate non-productive assets with their related debt and streamline operations.

/s/ AKT LLP
Carlsbad, California
July 13, 2012

JT POWER, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2011

ASSETS

Current Assets:
Cash	$449,490
Restricted cash	151,576
Accounts receivable, net of allowance for doubtful accounts of $6,848,030	5,755,777
Inventory	8,567,278
Repair costs on consignment inventory	1,790,260
Current portion of net investment in sales-type and direct financing leases	85,993
Deposits and prepaid expenses	94,226

Total Current Assets	16,894,600

Noncurrent Assets:
Property and equipment, net of accumulated depreciation	10,405,108
Goodwill	415,360

10,820,468

$27,715,068
LIABILITIES AND MEMBER’S EQUITY

Current Liabilities:
Accounts payable	$2,557,939
Advances payable	1,238,874
Current portion of notes payable	43,473,836
Interest payable	192,346
Lease deposits payable	851,549
Accrued expenses	56,586

Total Current Liabilities	48,371,130

Notes Payable, net of current portion	1,224,439

49,595,569

Member’s Equity	(21,880,501)

$27,715,068

See accompanying notes to consolidated financial statements.

JT POWER, LLC AND SUBSIDIARIES

Consolidated Statement of Operations and Changes in Member's Equity

Year Ended December 31, 2011

Revenues:
Jet engine part sales	$10,106,145

Cost of goods sold	7,849,984

Gross Profit	2,256,161

Gain on interest abatement	6,136,466
Consignment sales	2,598,229
Lease revenue	1,776,351
Gain on debt foreclosure	1,280,672
Other	812,392
Interest income	386,752

12,990,862

15,247,023
Expenses:
Loss on impairment of property and equipment	2,798,827
Salaries and benefits	1,851,006
Consignment guarantee	1,302,000
Write-down loss on inventory	1,114,783
Rent	644,076
Commissions	561,748
Consulting	413,363
Shipping and handling	247,087
Management and brokerage fees	220,389
Travel and entertainment	209,254
Insurance	195,547
Bad debts, net of recoveries of $180,707	148,618
Aircraft maintenance and repairs	146,110
Miscellaneous	141,091
Legal	100,462
Utilities	93,066
Accounting	76,857
Office expenses	75,517
Advertising	11,270
Computer	3,200

4,892,752

Interest expense	3,630,086
Depreciation	576,226

Income before Income Taxes	686,440

Income Tax Expense	95,360

Net Income	591,080

Member's Equity, beginning	(21,904,747)

Member Distributions	(566,834)

Member's Equity, ending	$(21,880,501)

See accompanying notes to consolidated financial statements.

JT POWER, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year Ended December 31, 2011

Cash Flows from Operating Activities:
Net income	$591,080
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on impairment of property and equipment	2,798,827
Loss on write-down of inventory	1,114,783
Depreciation	576,226
Loss on disposal of property and equipment	16,716
Gain on debt foreclosure	(1,280,672)
Gain on interest abatement	(6,136,466)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,160,523)
Inventory	4,120,859
Repair costs on consignment inventory	(1,165,213)
Investment in sales-type and direct financing leases	955,007
Deposits and prepaid expenses	20,000
Accounts payable	618,953
Advances payable	595,122
Interest payable	(814,563)
Lease deposits payable	(185,000)
Accrued expenses	38,826

Net Cash Provided by Operating Activities	703,962

Cash Flows Used by Investing Activities:
Purchases of property and equipment	(16,321)

Cash Flows from Financing Activities:
Member distributions	(566,834)
Proceeds from notes payable	2,065,295
Payments on notes payable	(4,592,660)

Net Cash Used by Financing Activities	(3,094,199)

Net Decrease in Cash	(2,406,558)

Cash, beginning	3,007,624

Cash, ending	$601,066

Cash consists of the following:
Cash	$449,490
Restricted cash	151,576

$601,066
Supplemental Disclosures of Cash Flow Information:

Income tax paid	$97,940

Interest paid	$4,444,649

See accompanying notes to consolidated financial statements.

JT POWER, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Year Ended December 31, 2011

Note 1 — Organization and Summary of Significant Accounting Policies

Nature of Operations

JT Power, LLC (Company) supplies products and services to the global aviation and aerospace industry.  The Company focuses primarily on selling and leasing jet engines and selling jet engine parts.  The Company commenced operations on January 26, 2004 (Inception).

The following entities (Subsidiaries) were formed on various dates from Inception through 2011:

•                  JT Power Optimus Prime, LLC

•                  JT Power Optimus Prime 2, LLC

•                  JT Power Optimus Prime 3, LLC

•                  JT Power Optimus Prime 4, LLC

•                  JT Power Megatron 1, LLC

•                  JT Power Megatron 2, LLC

•                  JT Power Megatron 3, LLC

•                  JT Power Megatron 4, LLC

•                  JT Power Megatron 5, LLC

•                  JT Power Megatron 6, LLC

•                  JT Power Megatron 7, LLC

•                  JT Power Megatron 8, LLC

•                  JT Power Megatron 9, LLC

•                  JT Power Megatron 10, LLC

•                  JT Power Megatron 11, LLC

•                  JT Power Megatron 12, LLC

•                  JT Power Megatron 13, LLC

•                  JT Power Megatron 14, LLC

•                  JT Power Megatron 15, LLC

•                  JT Power Megatron 16, LLC

•                  JT Power Megatron 17, LLC

•                  JT Power - AMI, LLC

•                  JT Power Daedalus 1, LLC

•                  JT Power Daedalus 2, LLC

•                  JT Power Daedalus 3, LLC

The purpose of the Subsidiaries is to facilitate the operations resulting from separate engine and aircraft acquisitions and provide consulting for the industry.  The Subsidiaries’ support is mainly from revenues received from businesses in the United States of America.

A limited liability company (LLC) is a statutorily established legal entity containing features of both corporations and partnerships. Except as provided by law, the member is not personally liable for any debts or losses in excess of the amount of capital contributions.

Principles of Consolidation

The consolidated financial statements include the accounts of JT Power, LLC and its Subsidiaries (collectively the Companies).  All significant intercompany accounts and transactions have been eliminated.

Accounts Receivable

Accounts receivable arise in the normal course of business. Interest is charged as specified in lease agreements. It is the policy of management to review the outstanding accounts receivable and interest receivable at year end, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful amounts.

Inventory

Inventory consists primarily of jet engine parts and is valued at the lower of cost (first-in, first-out method) or market.

Note 1 — Organization and Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment purchases are stated at cost.  Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets of three to 12 years.  Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized.  Expenditures for maintenance and repairs are charged against operations.

Goodwill

Goodwill relates to the acquisition of JT Power — AMI, LLC. Goodwill is measured for impairment when the Companies determine that it is more likely than not that its fair value is less than its carrying amount. During the year ended December 31, 2011, the fair value of goodwill was determined to be greater than the carrying amount, therefore goodwill is not impaired.

Advertising Costs

The cost of advertising is expensed as incurred.

Income Taxes

For federal income tax purposes, income or loss is that of the individual member, not the Companies.  Accordingly, no provision for federal income taxes is made in the consolidated financial statements.  For state income tax purposes, California law requires a minimum annual tax of $800 in addition to a fee based on total revenue.  Accordingly, a provision for state income taxes is made in the consolidated financial statements.

Accounting for Uncertain Tax Positions

The Companies adhere to the accounting standards regarding “Accounting for Uncertain Tax Positions.” These accounting standards provide detailed guidance for financial statement recognition, measurement and disclosure of uncertain tax positions. They require an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be substantiated under examination.

The Companies file income tax returns in the United States and various state and local jurisdictions. With few exceptions, the Companies’ federal income tax returns for the years prior to 2007 are no longer subject to examination by tax authorities. State and local jurisdictions have statutes of limitation that generally range from three to five years.

Shipping and Handling Costs

Shipping and handling costs are classified as operating expenses in the consolidated statements of income and changes in member’s equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value Measurements

The Companies define fair value as the exchange price that would be received for an asset or paid for a liability in the principal or most advantageous market. The Companies apply fair value measurements to assets and liabilities that are required to be recorded at fair value under generally accepted accounting principles. Fair value measurement techniques maximize the use of observable inputs and minimize the use of unobservable inputs.

The carrying value of cash, receivables, and payables approximates fair value as of December 31, 2011, due to the relative short maturities of these instruments.

Note 1 — Organization and Summary of Significant Accounting Policies, continued

Subsequent Events

The Companies have evaluated subsequent events through July 13, 2012, which is the date the consolidated financial statements were available to be issued.

Note 2 — Restricted Cash

The Companies are required to maintain bank accounts (Control Accounts) under the control of their primary creditor (“Primary Creditor”).  Customer payments are deposited directly into the Control Accounts and used to pay consignor fees and interest and principal on the notes payable.

Note 3 — Net Investment in Sales-Type and Direct Financing Leases

The Companies lease jet engines and aircraft to businesses throughout the world. The Companies’ leases are classified as direct financing leases and sales-type leases, which expire in 2012.  The components of the Companies’ investment in direct financing and sales-type leases as of December 31, 2011 are as follows:

Minimum lease payments	$86,638
Less: unearned income	(645)
85,993
Less: current portion	(85,993)

$—

Minimum lease payments do not include contingent rentals that may be received under certain leases of engines and aircraft based on usage in excess of specified amounts. The Companies’ policy is to defer recognition of such contingent rentals until the specified usage levels are met. No contingent rental income was earned on sales-type or direct financing leases during the year ended December 31, 2011.

Unearned income is amortized to interest income by the interest method using a constant periodic rate over the lease term.

Minimum lease receipts at December 31, 2011 are due as follows:

Year ending	Minimum	Unearned
December 31,	Lease Payments	Income	Total

2012	$86,638	$(645)	$85,993
Thereafter	—	—	—

	$86,638	$(645)	$85,993

Note 4 — Lessor Operating Leases

The Companies lease jet engines and aircraft to others under operating lease agreements with terms primarily of 12 to 36 months.

Equipment on operating leases and property held for leases consist of the following as of December 31, 2011:

Jet engines and aircraft	$7,115,107
Less: accumulated depreciation	(1,802,866)

$5,312,241

Leases ongoing at December 31, 2011 extend through December 2013 and are based on daily and hourly usage fees with no minimum requirements.

The above equipment is part of the assets being foreclosed upon as further described in Note 13.

Note 5 — Property and Equipment

Property and equipment consist of the following as of December 31, 2011:

Assets in foreclosure (see note 13)	$12,072,096
Office furniture and equipment	306,347
12,378,443

Less: accumulated depreciation	(1,973,335)

$10,405,108

Note 6 — Impairment of Assets

Management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset.  If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable. Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified.

In 2011, several engines and an airframe (collectively Aircraft) were determined to be damaged or unserviceable. As a result of the assessed condition of the Aircraft, the Company conducted an impairment evaluation, which resulted in an approximate $2.8 million impairment charge for the Aircraft. These charges are classified in the caption “Loss on impairment of property and equipment” within operating expenses.

Management reviews inventory when circumstances indicate the market value may be lower than the carrying costs. If the market value of the inventory is valued lower than cost, a write-down to market value is recorded. Fair values are determined based on quoted market values and management’s assessment.

In 2011, the costs of three inventory lots were determined to be greater than market value. As a result of the assessed condition and marketability of the inventory lots, the Companies conducted an evaluation which resulted in an approximate $1.1 million impairment charge for the lots. These charges are classified in the caption “Write-down loss on inventory” within operating expenses.

Note 7 — Notes Payable

Notes payable consist of the following as of December 31, 2011:

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matures June 15, 2013.	$16,243,168

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matures February 15, 2012.	7,491,819

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matured October 15, 2011. Interest will continue to accrue until note is paid in full.	6,018,275

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matured March 15, 2011. Interest will continue to accrue until note is paid in full.	5,677,775

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matures March 15, 2012 and June 15, 2012.	4,536,349

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matured September 15, 2009. Interest will continue to accrue until the note is paid in full.	1,707,972

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matures February 15, 2012.	1,576,256

Willis Lease Finance Corporation, quarterly payments of $45,000 including interest at 6% annually, with a final payment equal to the unpaid principal balance as of March 2017.	1,302,000

Due to Primary Creditor, secured by inventory and equipment, variable monthly payments including interest at 13%, matures March 15, 2012 and June 15, 2012.	140,128

Crown Credit Company, secured by equipment, monthly payments of $194, no stated interest, matures April 2013.	2,907

Crown Credit Company, secured by equipment, monthly payments of $114, no stated interest, matures April 2013.	1,626

44,698,275
Less current portion	(43,473,836)
$1,224,439

Note 7 — Notes Payable, continued

Principal payments of notes payable at December 31, 2011 are due as follows:

Year ending December 31,

2012	$43,473,836
2013	108,955
2014	115,641
2015	122,737
2016	130,268
Thereafter	746,838

$44,698,275

Note 8 — Lessee Operating Leases

The Companies lease office and warehouse space in Poway, California under an agreement that expires January 31, 2014. The lease provides for a security deposit of $24,252 and monthly lease payments ranging from $12,509 to $25,101. In February 2008, the Companies entered into a lease for office space in Delray Beach, Florida that expires in March 2013. The lease provides for a security deposit of $3,000 and monthly lease payments ranging from $3,195 to $3,296. In June 2009, the Companies entered into a lease for computer equipment and IT support that expires in June 2012. The monthly lease payments are $4,500. In September 2011, the Companies entered into a lease for office and warehouse space in Boynton Beach, Florida under an agreement that begins in March 2012 and expires in September 2019. The space will serve as the primary office of the Companies effective March 2012. The lease provides for a security deposit of $45,000 and monthly lease payments ranging from $13,125 to $15,225.

Total rent expense related to the above leases for the year ended December 31, 2011 was approximately $426,000.

Minimum lease payments as of December 31, 2011 are due as follows:

Year ending December 31,

2012	$402,490
2013	473,747
2014	198,534
2015	178,421
2016	177,599
Thereafter	501,405

$1,932,196

Note 9 — Related Party Transactions

The Companies maintain inventory of four engines for a relative of the Companies’ president under consignment agreements. Under these agreements, the Companies guaranteed net proceeds of $4,000,000 to be paid to the consignor over a consecutive four year period ending January 2012. Total consignment income for the sale of this inventory for the year ended December 31, 2011 was $20,125. Total due to the Companies for sales related to this inventory at December 31, 2011 was $11,156. Total due to consignor at December 31, 2011 was $16,215. The Companies incurred a shortfall of guaranteed consignment proceeds of $1,302,000 for the four years ended December 31, 2011. The Companies and Consignor agreed the shortfall would be paid over a five year period in quarterly installments of $45,000 inclusive of interest at a rate of 6% commencing June 2012, with a final payment equal to the unpaid principal due March 2017.

The Companies leased jet engines to an airline that is partially owned by the Companies’ president under a sales-type lease which expires in 2012. See Note 3 for details of this sales type lease.

Note 10 — Commitments

Commitment

On January 1, 2007 JT Power AMI, LLC (AMI) acquired a 100% interest in Aviation Management, LLC (Aviation). Under the purchase agreement between AMI and Aviation, AMI was obligated to fulfill employment contracts to Aviation’s owners and employees through 2011. The total obligation of $164,622 was paid in full as of December 31, 2011.

Note 11 — Concentration of Credit Risk

Cash

The Companies maintain their cash in bank deposit accounts that are either insured by the Federal Deposit Insurance Corporation (FDIC) up to a limit of $250,000 per depositor or certain non-interest bearing accounts that are fully insured by the FDIC.  The Companies have not experienced any losses in their bank deposit accounts and believe they are not exposed to any significant credit risk on cash.

Customers

As of and for the year ended December 31, 2011, approximately 30% of revenues were from two customers and 44% of accounts receivable, net of allowance for doubtful accounts, was from two customers.

Note 12 — Foreclosure

Management of the Companies has worked with their primary creditor (“Primary Creditor”), to foreclose on underperforming JT Power Optimus Prime and Megatron entities and consign the assets back to the Companies under a three year Consignment and Asset Management Agreement. As a result of the foreclosures in 2011, the Companies recognized an approximate $1.3 million gain. In addition, Primary Creditor abated interest on the remaining Megatron entities, resulting in an approximately $6.1 million gain.

As of December 31, 2011 the following entities were foreclosed:

• JT Power Optimus Prime, LLC
• JT Power Optimus Prime 2, LLC
• JT Power Optimus Prime 3, LLC
• JT Power Optimus Prime 4, LLC
• JT Power Megatron 1, LLC
• JT Power Megatron 3, LLC
• JT Power Megatron 4, LLC
• JT Power Megatron 5, LLC
• JT Power Megatron 6, LLC
• JT Power Megatron 7, LLC
• JT Power Megatron 8, LLC
• JT Power Megatron 11, LLC
• JT Power Megatron 13, LLC
• JT Power Megatron 17, LLC

Note 12 — Foreclosure, continued

The foreclosure in 2011 included the following noncash investing and financing activities:

Notes payable discharged	$20,117,067
Interest payable discharged	1,743,749
Lease payable assumed	121,296
Accounts receivable assumed	(637,693)
Inventory assumed	(17,523,469)
Equipment, net of accumulated depreciation, assumed	(2,540,278)

Gain recognized	$1,280,672

Note 13 — Financial Strategy

As shown in the accompanying consolidated financial statements, the Companies recorded a net profit of approximately $591,000 during the year ended December 31, 2011. As of that date, the Companies’ current liabilities exceeded current assets by approximately $31 million and total liabilities exceeded total assets by approximately $22 million.

As shown in Note 12, the Companies are working with the lender to foreclose on underperforming entities.  As of December 31, 2011, the lender was not able to complete all of the anticipated foreclosures. The Companies continue to work with Primary Creditor to foreclose the remaining Megatron entities. Management believes these foreclosures, once finalized, will restore the positive equity position of the Companies. As of December 31, 2011, this includes the following assets:

Inventory	$1,562,858
Jet engines and aircraft, net of accumulated depreciation	10,212,912

$11,775,770

The notes payable due to Primary Creditor as of December 31, 2011 related to these assets was as follows:

Current portion of notes payable	$37,139,010

Assets from the foreclosed entities became the property of Primary Creditor and are being sold on a consignment basis through the Companies. These foreclosures have streamlined the operations of JT Power, LLC and Subsidiaries and management expects the Companies will continue to be profitable as a result.